Exhibit 10.6

ZEP INC.

NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(Effective as of _____________, 2007)

1. Purpose.

The Zep Inc. Nonemployee Director Deferred Compensation Plan (the “Plan”) is intended to increase the alignment of the interests of eligible members of the Board with the interests of stockholders of Zep Inc. (the “Corporation”) by increasing their incentive to contribute to the success of the Corporation’s business through a mandatory deferral of a portion of the Eligible Director’s Annual Fee into Deferred Stock Units and permitting Eligible Directors to elect to defer the remainder of their fees for investment in an interest bearing account or in Deferred Stock Units, on the terms and conditions set forth herein.

The Plan is effective as of _____________, 2007, and is established in connection with the spin-off of the Corporation by Acuity Brands, Inc.

2. Definitions. When used in this Plan, unless the context otherwise requires:

2.1 “Account” shall mean the records maintained by the Committee (or its designee) to determine the Eligible Director’s deferrals, including any mandatory deferrals. Such Account may be reflected as entry in the Corporation’s records, or as a separate account under a trust or as a combination of both. Each Eligible Director’s Account may consist of several subaccounts: a Deferral Subaccount to reflect the Eligible Director’s deferrals, a Mandatory Deferral Subaccount to reflect mandatory deferrals of the Eligible Director’s fees and a subaccount to reflect any grants of Deferred Stock Units. The Committee may establish such additional subaccounts as it deems necessary for the proper administration of the Plan.

2.2 “Acuity Brands” shall mean Acuity Brands, Inc., a Delaware corporation.

2.3 “Acuity Brands Deferred Stock Units” means the deferred stock units representing shares of Acuity Brands common stock credited to an Eligible Director under the Prior Plan which are transferred to this Plan.

2.4 “Annual Fee” shall mean the annual fee payable, in cash or under this Plan, to an Eligible Director for service on the Board. The Annual Fee may include the fees for a specified number of Board and/or Committee meetings.

2.5 “Board” shall mean the Board of Directors of the Corporation.

2.6 “Board Meeting Fee” shall mean the fee, if any, payable in cash or under this Plan to an Eligible Director for attendance at any meeting of the Board.

2.7 “Chairman Fee” shall mean the fee, if any, payable in cash or under this Plan to an Eligible Director for service as the Chairman of a committee of the Board.

2.8 “Change in Capitalization” shall mean any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) or exchange of Shares for a different number or kind of shares or other securities of the Corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

2.9 “Change of Control” shall mean:

(a) The acquisition (other than from the Corporation) by any “Person” (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities; or

(b) The individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that, if the election, or nomination for election by the Corporation’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or

(c) Consummation of a merger or consolidation involving the Corporation if the stockholders of the Corporation, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Corporation outstanding immediately before such merger or consolidation; or

(d) Consummation of a complete liquidation or dissolution of the Corporation of the sale or other disposition of all or substantially all of the assets of the Corporation.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to paragraph (i) solely because twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Corporation or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Corporation in the same proportion as their ownership of stock in the Corporation immediately prior to such acquisition.

2.10 “Committee” shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board. In the absence of the appointment of a Committee, the Board shall serve as the Committee.

2.11 “Committee Meeting Fee” shall mean the fee, if any, payable in cash or under this Plan to an Eligible Director for attendance at any meeting of a committee of the Board.

2.12 “Corporation” shall mean Zep Inc., a Delaware corporation.

2.13 “Deferral Subaccount” shall mean the subaccount maintained to reflect the Eligible Director’s elective deferral of fees and any earnings thereon.

2.14 “Deferred Stock Units” shall mean the units equivalent to one Share and which are credited pursuant to Article V hereof.

2.15 “Effective Date” shall mean _____________, 2007.

2.16 “Eligible Director” shall mean each member of the Board who is not at the time of reference an employee of the Corporation or any Subsidiary.

2.17 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.18 “Fair Market Value” shall mean the fair market value of the Shares as determined in good faith by the Committee; provided, however, that (A) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Shares are admitted to Quotation on NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date.

2.19 “Investment Fund” shall mean an interest bearing fund providing a rate of interest based upon an index or a rate specified by the Committee or such other deemed investment fund (or funds) as the Committee may establish as the basis for calculating earnings, gain and losses for all or a portion of the Eligible Director’s Account.

2.20 “Mandatory Deferral Subaccount” shall mean the subaccount maintained to reflect the mandatory deferral of the Eligible Director’s fees, and any earnings thereon.

2.21 “Optional Amount” shall mean the amount elected to be deferred by an Eligible Director for any year during the term hereof pursuant to Section 5.2 hereof.

2.22 “Plan” shall mean the Zep Inc. Nonemployee Director Deferred Compensation Plan, as amended and restated herein, and as such Plan may be amended from time to time.

2.23 “Post-Section 409A Account” shall mean the amounts credited to the Participant’s Account on or after January 1, 2005 in the Prior Plan that are transferred to this Plan, and any earnings on such amounts, and amounts credited to the Participant’s Account under this Plan after the Effective Date.

2.24 “Pre-Section 409A Account” shall mean the amounts credited to the Eligible Director’s Account as of December 31, 2004 in the Prior Plan that are transferred to this Plan, and any earnings on such amounts.

2.25 “Prior Plan” shall mean the Acuity Brands, Inc. Nonemployee Director Deferred Compensation Plan.

2.26 “Required Amount” shall mean one-half of the Annual Fee.

2.27 “Section 409A” shall mean Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations and rulings thereunder.

2.28 “Shares” shall mean the Common Stock, par value $.01 per share, of the Corporation.

2.29 “Subsidiary” shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

3. Administration.

3.1 The Plan shall be administered by the Committee.

3.2 The Committee may make such rules and establish such procedures for the administration of the Plan as it deems appropriate to carry out the purposes of the Plan. The interpretation and application of the Plan or of any rule or procedure, and any other matter relating to or necessary to the administration of the Plan, shall be determined by the Committee, and any such determination shall be final and binding on all persons.

4. Number of Shares; Adjustment Upon Change In Capitalization.

4.1 Number of Shares. Subject to adjustment as provided in Section 4.2 below, the aggregate number of Shares that may be issued under the Plan is ________________.

4.2 Change in Capitalization. In the event of any Change in Capitalization, the Committee shall make such adjustment in the number and class of Shares which may be delivered under the Plan, as may be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights; provided, however, that the number of Shares shall always be a whole number and the Committee shall make such adjustments as are necessary to insure Awards of whole Shares.

5. Deferrals And Deferred Stock Units.

5.1 Crediting of Deferrals. Commencing ______________, 2007, on the first day of each February, May, August and November thereafter (or on such other dates as may be determined by the Committee), the Account of each Eligible Director shall automatically be credited with (a) a number of Deferred Stock Units equal to one-fourth of the Required Amount divided by the Fair Market Value of a Share, plus (b) one-fourth of the Optional Amount, if any. The Eligible Director shall elect in such manner as provided by the Committee whether to have the Optional Amount credited in Deferred Stock Units (in which event the Optional Amount shall be divided by the Fair Market Value of a Share) or deemed to be invested in the Investment Fund.

5.2 Optional Amount Deferral Election. Each Eligible Director shall be entitled to elect, with respect to each year during the term of this Plan such portion of the Annual Fee in excess of the Required Amount and such portion of any Board Meeting Fee, the Committee Meeting Fee, or Chairman Fee, if applicable, which the Eligible Director desires to defer to the Plan. Such election shall be made and submitted prior to the start of each such year (or within thirty (30) days of the initial Effective Date of the Plan or the Eligible Director’s initial eligibility date under the Plan), on such form as shall be determined from time to time by the Committee, which the Committee may provide is a continuing deferral election. The Eligible Director may elect to have the deferrals credited in Deferred Stock Units or deemed to be invested in the Investment Fund, provided that once the Eligible Director makes such investment election for such year’s deferrals the election may not be changed with respect to such deferrals.

5.3 Transfer of Accounts and Acuity Brands Deferred Stock Units from the Prior Plan. Effective as of ____________, 2007, or as soon thereafter as is practical, Acuity Brands shall transfer from the Prior Plan the amount credited to the Account of each Eligible Director who was a participant in the Prior Plan and credit such amount to the Account of the Eligible Director under this Plan. With respect to Acuity Brands Deferred Stock Units, the Eligible Director shall be credited with a number of Acuity Brands Deferred Stock Units under this Plan equal to (a) the number of Acuity Brands Deferred Stock Units in the Eligible Director’s Account under the Prior Plan as of the date of the distribution of the shares of the Corporation’s common stock to the stockholders of Acuity Brands (the “Distribution Date”), multiplied by (b) the closing per share price of Acuity Brands common stock (trading with a due bill) on the Distribution Date, divided by the closing per share price of the Acuity Brands’ common stock (on a when-issued basis) on the Distribution Date (or such other price as determined by the Committee to be appropriate and equitable).

5.4 Dividends On Deferred Stock Units. As of each dividend payment date declared with respect to the Shares (and with respect to Acuity Brands Common Stock), the Corporation shall credit to each Account an amount equal to the product of (x) the dividend per Share payable on such dividend payment date and (y) the number of Deferred Stock Units credited to such Eligible Director’s account as of the applicable dividend record date. The dividends shall be credited to and deemed to be invested in the Investment Fund. All amounts credited to an Eligible Director’s Account resulting from the crediting of dividends shall be paid in cash.

6. Payment Of Account.

6.1 Upon the termination of service of an Eligible Director, the Eligible Director shall receive payment of his Pre-Section 409A Account and Post-Section 409A Account in the manner provided in this Section 6. The amount credited to the Eligible Director’s Account in Deferred Stock Units shall be paid in whole Shares (with any fractional Share paid in cash), and the Acuity Brands Deferred Stock Units shall be paid in whole shares of Acuity Brands Common Stock, and the amount credited to the Investment Fund shall be paid in cash.

6.2 The Pre-Section 409A Account shall be paid in a lump sum upon the Eligible Director’s termination of service. Notwithstanding the foregoing, an Eligible Director may elect to receive the distribution with respect to his or her Pre-Section 409A Account in five substantially equal annual installments commencing as soon as practicable following the Eligible Director’s termination of service. Any such election may be made or changed at any time without limitation, provided, however, that any election (and any modification or revocation of any election) shall not be given effect unless made at least two years prior to the Eligible Director’s termination of service.

6.3 The Post-Section 409A Account shall be paid in a lump sum or in five substantially equal annual installments upon the Eligible Director’s termination of service in accordance with the Eligible Director’s election on a form provided by the Committee at the time the Eligible Director commences participation in the Plan and at such other time as may be permitted by Section 409A and the Committee. An Eligible Director may, not less than twelve (12) months prior to termination of service, elect to change the method of payment of the Post-Section 409A Account, provided that (i) only one such change is permitted and after such election change, the election is irrevocable , (ii) the payment date for the Post-Section 409A Account will be deferred for 5 years, and (iii) the election shall not become effective for 12 months. The change of election shall be made on a form provided by the Committee.

6.4 The holder of Deferred Stock Units shall have none of the rights of a stockholder of the Corporation. The Corporation’s obligation hereunder with respect to Deferred Stock Units shall be an unsecured promise to distribute Shares at the times described herein.

6.5 If an Eligible Director is a “key employee,” as defined in Section 409A and the regulations and rulings thereunder, at the time the Eligible Director becomes entitled to a distribution under this Section 6, then no distribution shall be made to such Eligible Director of his Post-Section 409A Account before the date which is six (6) months after the date the payments would otherwise commence, except in the event of death or as otherwise permitted by Section 409A.

7. Term of Plan.

The Plan shall remain in effect until all amounts have been paid under the terms of the Plan.

8. Amendment; Termination.

The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. The termination or any modification or amendment of the Plan shall not, without the consent of the Eligible Director, reduce the amount credited to the Eligible Director’s Account at such time. If the Plan is terminated, the amounts credited to the Eligible Directors’ Accounts upon such termination shall be paid in a lump sum, provided that (i) the Corporation terminates at the same time any other arrangement that would be aggregated with the Plan under Section 409A; (ii) the Corporation does not adopt any other arrangement that would be aggregated with the Plan under Section 409A for three years; (iii) the payments upon such termination shall not commence until 12 months after the date of termination and shall be completed within 24 months after such termination; and (iv) such other requirements as may be imposed by Section 409A are satisfied.

9. Miscellaneous.

9.1 The Eligible Director’s Account and Deferred Stock Units held hereunder shall not be assignable or transferable by the Eligible Director except by will or by the laws of descent and distribution.

9.2 Nothing in the Plan shall be construed as conferring any right upon any Eligible Director to continue as a member of the Board.

9.3 The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

9.4 The Corporation shall have the right to require, prior to any payment hereunder, payment by the recipient of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such payment hereunder.

IN WITNESS WHEREOF, this Plan has been executed by the Corporation, to be effective on _________, 2007.

ZEP INC.

By: ___________________________